UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 11, 2011
SHELTER PROPERTIES II
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-10256 (Commission File Number)	95-3903623 (IRS Employer Identification No.)

55 BEATTIE PLACE POST OFFICE BOX 1089 GREENVILLE, SOUTH CAROLINA (Address of principal executive offices)	29602 (Zip Code)
Registrant’s telephone number, including area code (864) 239-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Amendment to Certificate and Agreement of Limited Partnership
     On October 8, 2010, Shelter Realty II Corporation, a South Carolina corporation and the corporate general partner (the “Corporate General Partner”) of Shelter Properties II, a South Carolina limited partnership (the “Partnership”), approved an amendment (the “Second Amendment”) to the amended certificate and agreement of limited partnership of the Partnership, dated as of March 25, 1981, as amended by the second amended and restated certificate and agreement of limited partnership, dated as of April 30, 1981 (as further amended, the “Partnership Agreement”). On February 11, 2011, a majority in interest of the limited partners of the Partnership approved the Second Amendment, and the Second Amendment was effected. Pursuant to the Second Amendment, the general partners of the Partnership are authorized to cause the Partnership to enter into any contract or transaction with one of more of its general partners or their affiliates to effect a merger, reorganization or other business combination transaction involving the Partnership with the approval of limited partners holding a majority of the then outstanding units of limited partnership interest (the “SP Units”) of the Partnership.
     The foregoing summary of the Second Amendment is qualified by reference to the Second Amendment, a copy of which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.
Merger Agreement
     Following the effectiveness of the Second Amendment, on February 11, 2011, the Partnership entered into an Agreement and Plan of Merger (the “Merger Agreement”) with AIMCO Properties, L.P., a Delaware limited partnership and attorney in fact for the individual general partner of the Partnership (“Aimco OP” and, together with the Corporate General Partner, the “General Partners”), and AIMCO SP II Merger Sub LLC, a Delaware limited liability company of which Aimco OP is the sole member (the “Merger Subsidiary”). The Merger Agreement provides for the Merger Subsidiary to be merged with and into the Partnership, with the Partnership as the surviving entity (the “Merger”) upon approval by a majority in interest of the outstanding SP Units. On February 11, 2011, Aimco OP and its affiliates, which owned 21,868.5 of the 27,500 issued and outstanding SP Units, or approximately 79.52% of the number of outstanding SP Units, took action by written consent to approve the Merger.
     On February 11, 2011, the Merger was completed, and each SP Unit in the Partnership outstanding immediately prior to the consummation of the Merger and held by limited partners (other than SP Units as to which appraisal rights are elected) was converted into the right to receive, at the election of the limited partner, either (i) $350.64 in cash (the “Cash Consideration”) or (ii) 14.05 partnership common units (“OP Units”) of Aimco OP. However, limited partners who reside in the State of California will only be entitled to receive the Cash Consideration for each SP Unit. Those limited partners who do not make an election will be deemed to have elected to receive the Cash Consideration.
     In the merger, Aimco OP’s interest in the Merger Subsidiary was converted into 1,000 SP Units, and Aimco OP became the sole limited partner of the Partnership. The General Partners continue to be the general partners of the Partnership, and the Partnership Agreement in effect immediately prior to the Merger remains unchanged after the Merger.
     The foregoing summary of the Merger Agreement is qualified by reference to the Merger Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 5.07. Submission of Matters to a Vote of Security Holders
     The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits
(d) The following exhibits are filed with this report

Exhibit
Number	Description
3.1	Second Amendment to the Second Amended and Restated Certificate and Agreement of Limited Partnership of Shelter Properties II Limited Partnership dated as of February 11, 2011.

10.1	Agreement and Plan of Merger, dated as of February 11, 2011, by and among Shelter Properties II, AIMCO SP II Merger Sub LLC and AIMCO Properties, L.P.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHELTER PROPERTIES II
Date: February 11, 2011	By:	Shelter Realty II Corporation,
its Corporate General Partner

	By:	/s/ Stephen B. Waters
Stephen B. Waters
Senior Director of Partnership Accounting

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